EXHIBIT 21.1
Subsidiaries of Maximus, Inc.

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
2020 Company, LLC	Illinois
Aged Care Assessments Australia Pty Ltd	Australia
Ascend Management Innovations LLC	Tennessee
Assymetrics Pty Ltd	Australia
Attain, LLC	Delaware
Child Welfare Assessments Pty Ltd	Australia
Connect Assist Holdings Limited	England & Wales
Connect Assist Limited	England & Wales
Goldfields Employment and Training Services Pty Ltd (51% owned)	Australia
Health Management Ltd	England & Wales
Injury Net Australia Pty Ltd	Australia
InSysCo, Inc.	Virginia
Interactive Technology Solutions, LLC	Maryland
ITEQ Holding Company, Inc.	Maryland
ITSolutions Net Government Solutions, Inc.	Maryland
MAX Solutions Pty Limited	Australia
Maximus Asia Pte Ltd	Singapore
Maximus Australia Holding Company Pty Ltd	Australia
Maximus BC Health Benefit Operations Inc.	British Columbia
Maximus BC Health, Inc.	British Columbia
Maximus Canada Employment Services, Inc.	British Columbia
Maximus Canada Services, Inc.	Canada
Maximus Canada, Inc.	Canada
Maximus Co., Ltd.	Korea
Maximus Companies Limited	England & Wales
Maximus Consulting Services, Inc.	Virginia
Maximus Federal Services, Inc.	Virginia
Maximus Federal Systems, LLC	Maryland
Maximus Federal, LLC	Texas
Maximus Gulf Company Ltd	Saudi Arabia
Maximus HHS Holdings Limited	England & Wales
Maximus Human Services, Inc.	Virginia
Maximus People Services Ltd	England & Wales
Maximus Sweden AB	Sweden
Maximus U.S. Services, Inc.	Indiana
Maximus UK Services Ltd.	England & Wales
MEDS, Inc.	Michigan
Optimos LLC	Maryland
Policy Studies, LLC	Colorado
PSI Services Holding, LLC	Delaware
Remploy Ltd	England & Wales
Revitalised Limited	England & Wales
VES Group, Inc.	Texas
Veterans Evaluation Services, Inc.	Illinois
Veterans Evaluation Services, Inc.	Texas

*	The names of other subsidiaries have been omitted from this list because, considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).